                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             HEALTH CARE REIT, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                 34-1096634
       (State of incorporation)             (I.R.S. Employer Identification No.)

     One SeaGate, Suite 1500, Toledo, Ohio                43604
     (Address of principal executive offices)           (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

      7 7/8% Series D Cumulative              New York Stock Exchange
      Redeemable Preferred Stock

 If this Form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General
                Instruction A.(c), check the following box: [X]

 If this Form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A.(d), check the following box: [ ]

 Securities Act registration statement file number to which this form relates:
                                   333-73936

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the 7 7/8% Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Our Preferred Stock" on pages 15 through 18 of the prospectus included in the Registrant's Form S-3 Registration Statement (File No. 333-73936) as filed with the Securities and Exchange Commission on December 7, 2001, as amended, and as supplemented in the section entitled "Description of Series D Preferred Stock" on pages S-19 through S-24 of the prospectus supplement to be filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

ITEM 2. EXHIBITS.

2.1 Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

2.2 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

2.3 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

2.4 Amended and Restated By-Laws of the Registrant (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed October 24, 1997, and incorporated herein by reference thereto).

2.5 Form of Certificate of Designation of 7 7/8% Series D Cumulative Redeemable Preferred Stock.

2.6 Specimen Share Certificate for 7 7/8% Series D Cumulative Redeemable Preferred Stock.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  June 13, 2003                HEALTH CARE REIT, INC.

                                     By   /s/ George L. Chapman
                                          ------------------------------
                                          George L. Chapman
                                          Chairman of the Board and
                                          Chief Executive Officer

                                INDEX TO EXHIBITS

2.1 Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

2.2 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

2.3 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

2.4 Amended and Restated By-Laws of the Registrant (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed October 24, 1997, and incorporated herein by reference thereto).

2.5 Form of Certificate of Designation of 7 7/8% Series D Cumulative Redeemable Preferred Stock.

2.6 Specimen Share Certificate for 7 7/8% Series D Cumulative Redeemable Preferred Stock.